Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of Hilb Rogal & Hobbs Company for the quarter ended June 30, 2004, I, Carolyn Jones, Senior Vice President, Chief Financial Officer and Treasurer of Hilb Rogal & Hobbs Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a) such Form 10-Q for the quarter ended June 30, 2004 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in such Form 10-Q for the quarter ended June 30, 2004 fairly presents, in all material respects, the consolidated financial condition and results of operations of Hilb Rogal & Hobbs Company and its subsidiaries as of and for the periods presented in such Form 10-Q.

By:	/s/ Carolyn Jones	Date:	August 5, 2004
Carolyn Jones
Senior Vice President, Chief
Financial Officer and Treasurer